EXHIBIT 10.7

                             STOCK OPTION AGREEMENT
                             ----------------------


         THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into on this ___________, by and between CyberAds, Inc., a Florida corporation, located at 3350 N.W. Boca Boulevard, Suite A-44, Boca Raton, Florida 33431 (the "Company"), and Gene Foland, an individual residing at 5060 NE 23rd Terrace Lighthouse Point Florida 33064 (the "Optionee").

                                    RECITALS

         WHEREAS, the Company desires to grant to Optionee an irrevocable option to purchase from the Company up to 1,300,000 shares of the $.001 par value Common Stock of the Company at an exercise price of $1.00 per share (the "Option Shares"); and

         NOW, THEREFORE, in consideration of the foregoing provisions, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         a. Grant of Option. The Company hereby grants, bargains, sells, conveys and delivers unto Optionee an irrevocable right, option and privilege to purchase, the entire right, title and interest of the Option Shares (the "Option"), exercisable in the manner set forth below.

         b. Option Price. The price that Optionee shall pay for the Option Shares upon exercise of the Option shall be $1.00 per share (the "Option Price").

         c. Option Period. The Option may be exercised at any time and from time to time commencing on the date of this Agreement and ending 6 months thereafter (the "Option Period").

         d. Exercise of Option. The Option may be exercised by Optionee during the Option Period by delivery to the Company of the Option Price in certified funds, along with a written notice, substantially in the form attached hereto as Exhibit A, indicating that Optionee is electing to exercise the Option to acquire the Option Shares.

         e. Adjustments. In the event of a declaration of a stock dividend, recapitalization, stock split-up, combination, or exchange, or other similar event that directly affects the Company's capitalization or its Common Stock, the number of Option Shares available for purchase under this Option and the exercise price of any outstanding Option shall be appropriately adjusted by the

Board of Directors of the Company. The Board of Directors shall give notice of any adjustments to the Optionee and such adjustments shall be effective and binding on Optionee thereafter. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Common Stock receive something other than shares of Common Stock, then, upon exercise of the Option, the Optionee shall receive what the Optionee would have received had the Optionee exercised the Option immediately before the first such corporate event and not disposed of anything the Optionee received as a result of the corporate event.

         f. Securities Laws. The Option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). All shares of Common Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Company has been furnished with an opinion of counsel satisfactory in form and substance to the Company that such registration is not required.

         g. Piggy Back Registration Rights.

                  Commencing 6 months from the date of this Agreement, Optionee will have piggyback registration rights, subject to certain restrictions. If at any time the Company prepares and files one or more registration statements under the Act with respect to a public offering of its equity securities, or of any of its securities held by its security holders (other than a registration statement on Forms S-4, S-8, or similar form) the Company will include in the registration statement information as is required, to permit a public offering of the Option Shares in this Agreement. However, if, in the written opinion of the managing underwriter (if any, for such offering) or the Company the inclusion of Option Shares, when added to the securities being registered by the Company or its selling security holders, would exceed the maximum amount of securities that could be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude shares required to be registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter or Company, may be marketed without otherwise materially and adversely affecting the entire offering. The Company will bear all fees and expenses other than the fees and expenses of Optionee's counsel incurred in the preparation and filing of a registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus. In connection with filing of a registration statement, Optionee may be required to furnish certain information and must agree to indemnify the Company against any liabilities or damages, including liabilities arising under the Act, with respect to any information provided.

         h. Notices. All notices, waivers, demands and instructions given in connection with this Agreement shall be made in writing, with a copy to each party, and shall be deemed to have been duly given and delivered (a) 5 days after posting if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid, or (b) upon receipt if sent by overnight courier maintaining records of receipt by addresses, by hand or by telecopy, with the original notice being sent the same day by one of the foregoing methods, addressed as first above written (or to such other address as a party may from time to time designate by notice to all other parties as aforesaid).

         i. Further Assurances. Each of the parties hereto shall execute such other instruments, documents and papers and shall take such further actions as may be reasonably required or appropriate to carry out the provisions hereof.

         j. Entire Agreement. This Agreement constitutes the full and complete understanding of the parties with respect to its subject matter, is an exclusive statement of the terms and conditions of their agreement in relation hereto, and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties with respect hereto.

         k. Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Florida without regard to any conflict-of-laws provisions to the contrary.

         l. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together shall constitute one and the same instrument.

         m. Assignment. Optionee may not assign this Option without the prior written consent of the Company. No exercise of any rights conveyed under this Option by any assignee of Optionee shall be enforceable against the Company until such time as Optionee has written consent of the Company regarding the terms of such assignment.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          THE COMPANY:

                                          CYBERADS, INC.


                                          By:/s/ Lawrence Levinson
                                             --------------------------------
                                                 Lawrence Levinson
                                                 Its Chief Executive Officer


                                          OPTIONEE:


                                          /s/Gene Foland
                                          --------------
                                          Gene Foland

                                    EXHIBIT A
                                    ---------

                               NOTICE OF EXERCISE


         The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ____________ shares of Common Stock of CyberAds, Inc., a Florida corporation, and hereby makes payment of $_________ in payment therefor.


                                            --------------------------------
                                            Gene Foland


                                            --------------------------------
                                            Date





                       INSTRUCTIONS FOR ISSUANCE OF STOCK
                       ----------------------------------

Name: ______________________________________________________________________
                  (Please type or print in block letters.)

Address: ___________________________________________________________________

         ___________________________________________________________________

Social Security Number:  ___________________________________________________